UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : April 12, 2005

BindView Development Corporation

(Exact name of registrant as specified in charter)

Texas (State of Incorporation)	000-24677 (Commission File No.)	76-0306721 (I.R.S. Employer Identification No.)

5151 San Felipe, 25th Floor Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 561-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Security Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01  Entry into a Material Definitive Agreement.

     On April 12, 2005, the Compensation Committee approved adjustments in the annual compensation of certain executive officers, to take effect as of April 1, 2005, as follows: (Note: This Current Report on Form 8-K/A corrects one portion of the Current Report on Form 8-K filed April 18, 2005. Other portions of the April 18 Current Report are not included.)

			Annual
			Bonus
		Annual	Potential at
Executive	Title	Base Salary	Target (a)

Arshad Matin	President and Chief Operating Officer	$265,000	100%

(a) Bonus Potential at Target is stated as a percentage of base salary; payment of bonuses is contingent on achievement of certain individual- and/or Company performance targets as set forth in a bonus plan to be approved by the Compensation Committee and a majority of the independent members of the Board.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BindView Development Corporation
Dated: April 21, 2005	By:	/s/ EDWARD L. PIERCE
Edward L. Pierce,
Executive Vice President and Chief Financial Officer